UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2015

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Concho Resources Inc. (the “Company”) took certain actions with respect to the compensation of its executive officers, including (i) a grant of performance units (the “Performance Units”) to officers of the Company pursuant to a form of Performance Unit Award Agreement (the “Performance Unit Award Agreement”) approved by the Compensation Committee on January 2, 2013, and (ii) making restricted stock grants. The Performance Units and restricted stock grants were made under the Company’s 2006 Stock Incentive Plan, as amended and restated effective as of April 19, 2012, which was approved by the Company’s stockholders in June 2012.

Performance Unit Awards

The Performance Units granted to each recipient are payable in shares of the Company’s common stock (“Common Stock”) based upon the achievement by the Company over a performance period commencing on January 1, 2015 and ending on December 31, 2017 of performance goals established by the Compensation Committee. The number shares of Common Stock that may be issued pursuant to an award will be determined by multiplying the number of Performance Units granted under the award by both the “Relative TSR Percentage” and the “Absolute TSR Percentage.” The “Relative TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (i) if the Company’s total shareholder return (“TSR”) measured against the Company’s peer group is below the 25th percentile, the Relative TSR Percentage is 0%; (ii) if the TSR measured against the Company’s peer group is at or above the 25th percentile and below 50 percent, the Relative TSR Percentage is 50%; (iii) if the TSR measured against the Company’s peer group is at or above the 50th percentile and below 70 percent, the Relative TSR Percentage is 100%; (iv) if the TSR measured against the Company’s peer group is at or above the 70th percentile and below the 90 percent, the Relative TSR Percentage is 150%; and (v) if the TSR measured against the Company’s peer group is in the 90th percentile or above, the Relative TSR Percentage is 200%, with 200% being the maximum and the Compensation Committee applying straight line interpolation for all points between the 25th percentile threshold and the 90th percentile maximum. The “Absolute TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (a) if the Company’s absolute annualized TSR is less than 0%, the Absolute TSR Percentage is 50%; (b) if the Company’s absolute annualized TSR is at least 0% and not greater than 15%, the Absolute TSR Percentage is 100%; and (c) if the Company’s absolute annualized TSR is greater than 15%, the Absolute TSR Percentage is 150%. TSR for the Company and each of the peer companies is generally determined by dividing (A) the average closing stock prices on each trading day during the period beginning on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period plus cash dividends paid over the performance period minus the starting average stock price by (B) the starting average stock price, with the starting average stock price being the average of the closing stock prices on each trading day in the calendar month immediately preceding the first day of the performance period.

Dividend equivalents with respect to any cash dividends paid during the performance period are paid at the same time, and subject to the same terms and conditions, as are applicable to Performance Units, except that if more than one share of Common Stock becomes payable in respect of a Performance Unit, then the maximum amount of dividend equivalents payable with respect to such unit equals the aggregate amount of cash dividends paid during the performance period on one share of Common Stock. Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her Performance Units if the recipient’s employment with the Company terminates during the performance period for any reason other than for death, disability or retirement on or after attainment of age 65. If employment is terminated during the performance period due to death, disability or such retirement, the recipient is entitled to receive payment with respect to his or her Performance Units based on actual performance for the performance period (which payment will be pro-rated in the event of retirement). In the event of a change of control of the Company during the performance period, the Relative TSR Percentage and the Absolute TSR Percentage will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding Performance Units will we settled immediately following such date.

The Performance Units granted on January 2, 2015 by the Compensation Committee to the Company’s named executive officers pursuant to a Performance Unit Award Agreement are as follows: Timothy A. Leach, 69,460 Performance Units; Darin G. Holderness, 10,687 Performance Units; C. William Giraud, 13,892 Performance Units; Matthew G. Hyde, 10,687 Performance Units; and E. Joseph Wright, 18,167 Performance Units.

The foregoing description of the Performance Unit Award Agreement is qualified in its entirety by reference to the complete text of the Performance Unit Award Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 4, 2013 and is incorporated herein by reference.

Restricted Stock Awards

The restricted stock awards vest in four equal annual installments beginning on January 2, 2016. The restricted stock awards granted on January 2, 2015 by the Compensation Committee to the Company’s named executive officers are as follows: C. William Giraud 13,892 shares of restricted stock; Darin G. Holderness, 10,687 shares of restricted stock; Matthew G. Hyde, 10,687 shares of restricted stock; and E. Joseph Wright, 18,167 shares of restricted stock.

Item 7.01 Regulation FD Disclosure.

On January 5, 2015, the Company issued a press release with respect to its 2015 capital budget and guidance. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Concho Resources Inc. dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 5, 2015	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release of Concho Resources Inc. dated January 5, 2015.